FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934 Date of Report (Date of earliest event reported):

June 19, 2017

Avatar Ventures Corp.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-147037

(Commission File Number)

45-1689814

(IRS Employer Identification No.)

112 North Curry Street

Carson City, Nevada 89703-4930

(Address of principal executive offices)(Zip Code)

647-706-1923

(Registrant’s telephone number, including area code)

27281 Las Ramblas, Suite 200

Mission Viejo, California 92691

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑

❑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

❑   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

❑   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

As used in this report, the terms "we", “us", “our", the “Company" refer to You Han Data Tech Company Ltd., a Nevada corporation.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

On February 22, 2017, Edward Minnema resigned as President and Chief executive Officer. Edward Minnema’s resignation was not due to any disagreement with the Company on any matter relating to its operations, policies or practices.

On February 22, 2017, Michael Morrison resigned as Director and Treasurer. Michael Morrison’s resignation was not due to any disagreement with the Company on any matter relating to its operations, policies or practices.

On February 22, 2017, Ronald E. Hughes was appointed as Chief Executive Officer, President, Treasurer, Director of Business Development and as a member of the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVATAR VENTURES CORP.

Date: June 19, 2017

Signature: /s/ Ronald E. Hughe

Ronald E. Hughes

President